CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference into the Registration Statements on Forms S-8 (No. 33-20865, No. 333-08499, No. 333-05177 and
333-06063 and 33-59056) of Star Multi Care Services, Inc. of our report dated July 18, 1997 with respect to the consolidated financial statements of Star Multi Care Services, Inc. appearing in this Annual Report (Form 10-K) of Star Multi Care Services, Inc. for the year ended May 31, 1997.



/s/ Holtz Rubenstein & Co., LLP

HOLTZ RUBENSTEIN & CO., LLP
Melville, New York
August 26, 1997